Exhibit 23

Consent of Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 33-87234) on Form S-8 of First Bancshares, Inc. of our report dated September 27, 2011 relating to our audit of the consolidated financial statements, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of First Bancshares, Inc. as of and for the year ended June 30, 2011.

/s/McGladrey & Pullen, LLP
Kansas City, Missouri
September 27, 2011